UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 18, 2011

____________________

COMMUNITY SHORES BANK CORPORATION
 (Exact name of registrant as specified in its charter)

Michigan	000-51166	38-3423227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1030 W. Norton Avenue, Muskegon, Michigan	49441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    231-780-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2011, Community Shores Bank (the "Bank"), a wholly-owned subsidiary of Community Shores Bank Corporation, signed a purchase agreement (“Purchase Agreement”) with Velmeir Acquisition Services, LLC, a limited liability company, to sell vacant land located at the corner of Apple Avenue and Quarterline in the City of Muskegon. The sale is intended to include all buildings, improvements, easements, division rights, hereditaments and appurtenances situated on or associated with the land. Originally the Bank planned on using the land to build a branch. The agreed on sale price is $1,075,000 and is subject to the terms and conditions outlined in the Purchase Agreement. The Purchase Agreement is included as exhibit 10.1

Forward-Looking Statements

This report contains information relating to the Letter of Intent and the plans of the Company and the Bank that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995).  These forward looking statement are based on current expectations that involve a number of risks and uncertainties.  Actual results may differ materially from the results expressed in forward-looking statements.  Factors that might cause such a difference include a failure by the Bank or Velmeir Acquisition Services, LLC to satisfy the terms and conditions of the Purchase Agreement; problems with title to the land being purchased; difficulties or delays in obtaining necessary local governmental approvals relating to construction, or failure to obtain such approvals; problems in planning or construction; changes in the national or local economy; and other factors, including risk factors, referred to from time to time in filings made by the Company with the Securities and Exchange Commission.  The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1	Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY SHORES BANK CORPORATION

By:           /s/ Tracey A. Welsh
Tracey A. Welsh
Senior Vice President,
Chief Financial Officer and Treasurer

Date:  May 24, 2011

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Purchase Agreement